As filed with the Securities and Exchange Commission on April 24, 2009

                                                Registration No. 333-____
   ______________________________________________________________________

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        _____________________________

                                  FORM S-8
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                        _____________________________

                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

              INDIANA                                 35-0827455
          (State or other                          (I.R.S. Employer
          jurisdiction of                        Identification No.)
         incorporation or
           organization)

                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                  (Address of principal executive offices)

                   FRANKLIN ELECTRIC CO., INC. STOCK PLAN
                          (Full title of the plan)

                               JOHN J. HAINES
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER & SECRETARY
                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                   (Name and address of agent for service)

                               (260) 824-2900
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                             LAURALYN G. BENGEL
                              SCHIFF HARDIN LLP
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5670

                     __________________________________




                       CALCULATION OF REGISTRATION FEE

                                      PROPOSED   PROPOSED
                                      MAXIMUM    MAXIMUM
                            AMOUNT    OFFERING   AGGREGATE   AMOUNT OF
    TITLE OF SECURITIES     TO BE     PRICE PER  OFFERING   REGISTRATION
      TO BE REGISTERED    REGISTERED  SHARE(1)   PRICE(1)       FEE
    -------------------   ----------  ---------  ---------  ------------

   Common Stock, par
   value $.10 per share    900,000(2)   $23.32   $20,988.00    $1.171
   (including related
   Common Stock Purchase
   Rights)


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System on April 21, 2009.

   (2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.



                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E
             OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

        The contents of the Registration Statement on Form S-8 (File No. 333-34994), filed by the Registrant with the Securities and Exchange Commission on April 17, 2000, and the Registration Statement on Form S-8 (File No. 333-12845), filed by the Registrant with the Securities and Exchange Commission on May 12, 2005, registering shares of its Common Stock, par value $0.10 per share, issuable under the Plan (which was formerly named the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan), are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   All information required in this Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-34994) and the Registration Statement on Form S-8 (File No. 333-12845), as described above, and is incorporated herein by reference.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.



                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on this 24th day of April, 2009.

                                 FRANKLIN ELECTRIC CO., INC.



                                 By:  /s/ R. Scott Trumbull
                                      ---------------------------------
                                      R. Scott Trumbull
                                      Chairman of the Board and
                                      Chief Executive Officer

        Each person whose signature appears below appoints each of R. Scott Trumbull and John J. Haines as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Common Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                 TITLE                 DATE
           ---------                 -----                 ----

    /s/ R. Scott Trumbull    Chairman of the          April 24, 2009
    ---------------------    Board and Chief
    R. Scott Trumbull        Executive Officer
                             (Principal Executive
                             Officer)

    /s/ John J. Haines       Vice President,          April 24, 2009
    ---------------------    Chief Financial
    John J. Haines           Officer and
                             Secretary (Principal
                             Financial and
                             Accounting Officer)



           SIGNATURE                 TITLE                 DATE
           ---------                 -----                 ----


    /s/ Jerome D. Brady            Director           April 24, 2009
    ---------------------
    Jerome D. Brady



    /s/ David T. Brown             Director           April 24, 2009
    ---------------------
    David T. Brown



    /s/ David A. Roberts           Director           April 24, 2009
    ---------------------
    David A. Roberts



    /s/ David M. Wathen            Director           April 24, 2009
    ---------------------
    David M. Wathen



    /s/ Howard B. Witt             Director           April 24, 2009
    ---------------------
    Howard B. Witt



    /s/ Thomas L. Young            Director           April 24, 2009
    ---------------------
    Thomas L. Young



                                    EXHIBIT INDEX

   Exhibit
   Number    Exhibit
   -------   -------

   4.1 Rights Agreement dated as of October 15, 1999 between Franklin Electric Co., Inc. and Illinois Stock Transfer Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A dated October 19, 1999)

   4.2 First Amendment to Rights Agreement dated as of December 1, 2006 between Franklin Electric Co., Inc. and LaSalle Bank National Association (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on December 8, 2006)

   4.3 Second Amendment to Rights Agreement dated as of July 11, 2007 between Franklin Electric Co., Inc. and LaSalle Bank National Association (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed on July 16, 2007)

   4.4 Third Amendment to Rights Agreement dated as of September 22, 2008 between Franklin Electric Co., Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on September 23, 2008)

   4.5 Franklin Electric Co., Inc. Stock Plan, As Amended and Restated Effective March 9, 2009 (incorporated herein by reference to Exhibit A to the Company's 2009 Proxy Statement for the Annual Meeting held on April 24, 2009)

   5         Opinion of Schiff Hardin LLP

   23.1      Consent of Deloitte & Touche LLP

   23.2 Consent of Schiff Hardin LLP (contained in its opinion filed herein as Exhibit 5)

   24 Powers of Attorney (as set forth in the signature pages hereto)